STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") dated October 15, 2009 is by and among IntelaSight, Inc., a Washington corporation (hereinafter the "Buyer") and Ian Quinn and Kevin Liggins (hereinafter collectively, the "Sellers"), who are the majority stockholders of Iveda Corporation, fka Charmed Homes Inc., a Nevada corporation (hereinafter the "Company").

This Agreement sets forth the terms and conditions upon which the Sellers are selling to the Buyer, and the Buyer is purchasing from the Sellers, 5,000,000 shares of common stock, par value $0.00001 per share, representing 74.73% of the issued and outstanding shares of capital stock of the Company (hereinafter the "Shares").

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES.

1.01           Shares being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02           Consideration.  The Buyer is delivering to the Sellers $200,000 in certified funds, official bank check or wired funds, of which $50,000 will be paid at the Closing. The remaining is made payable in three $50,000 installments due three months, six months and nine months post-Closing.

1.03           Closing.  The Closing of the transactions provided for in Section 1.04 and 1.05 shall take place at 60 Mount Kidd Point S.E, Calgary, AB T2Z 3C5 simultaneously with the execution and delivery of this Agreement.

1.04           Delivery by the Sellers.  At the Closing, the Sellers shall deliver to the Buyer (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii) all contracts, books, and records of the Company not previously delivered.

1.05           Delivery by the Buyer.  At the Closing the Buyer is delivering to the Seller the payment provided for in Section 1.02 hereof.

II.  RELATED TRANSACTIONS.

2.01           Finder.  Sellers and Buyer acknowledge that there are no finders with respect to the transaction contemplated herein.

2.02           Appointment of Escrow Agent.  At the Closing, Securities Transfer Corp. shall be appointed escrow agent of the said shares until payment is received in full.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

The Sellers hereby jointly and severally represent and warrant as follows:

3.01           Organization, Capitalization, etc.

(a)             The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, is qualified in no other state, and is not required to be qualified to do business in any other state or foreign jurisdiction.

(b)             The authorized capital stock of the Company consists of 200,000,000 shares, par value $0.00001 per share, divided into 100,000,000 shares of common stock, 6,690,000 of which are validly issued and outstanding, fully paid and nonassessable, and 100,000,000 shares of preferred stock, none of which have been issued.  All of the Shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.  The Buyer acknowledges that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").  No other stock or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security; phantom stock, options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any stock or securities of the Company; or securities convertible into stock of the Company.  There are no declared or accrued and unpaid dividends.

(c)             The Company has the corporate power and authority to carry on its business as presently conducted.

3.02           Authority.  The shareholders and the Board of Directors of the Company have each duly authorized the execution of this Agreement and the consummation of the transactions contemplated herein.  The Company has the full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms.

3.03           Title to Shares; Power to Transfer.  Each Seller has and will deliver to Buyer at Closing good and marketable title to his Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, third-party interests, restrictions, qualifications, limitations or rights of any kind and will have at Closing, the right, power and authority to transfer his Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which such Seller, the Company or the Shares are bound. The shares of common stock sold to Buyer shall represent 74.73% of the outstanding and issued shares of common stock on a fully diluted basis.

3.04           No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Articles of Incorporation or Bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers is bound. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Shares, or the business or assets of the Company.

3.05           Financial Statements.  The Sellers have delivered to the Buyer the balance sheet of the Company as at April 30, 2009 as reviewed by Manning Elliott.  That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.06           Tax Returns.  The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

3.07           Title to Properties; Encumbrances.  The Company has good and marketable title to all of its assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in the April 30, 2009, balance sheet of the Company.  All such assets reflected in that balance sheet have a fair market or realizable value at least equal to the value thereof as reflected upon the balance sheet, and they are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge of whatsoever nature.

3.08           Accounts Receivable.  All accounts receivable of the Company, whether reflected in the Company's April 30, 2009 balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for uncollectibility of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice.  There are not now any questions, controversies, or disputes relating to any accounts receivable of the Company.

3.09           Undisclosed Liabilities.  Except to the extent reflected or reserved against in the April 30, 2009, balance sheet of the Company, the Company as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due.  Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation as of April 30, 2009, of any nature or in any amount not fully reflected or reserved against in the April 30, 2009 balance sheet.  The Company had no accounts payable at the date hereof.

3.10           Consents.  Attached as Exhibit 3.10 is a list of all consents (the "Necessary Consents") from any person, association, entity, or governmental authority, necessary to render the transaction contemplated hereby lawful, effective in accordance with the terms of this Agreement, and in compliance with any requirements by which the Sellers, the Shares, the Company, its business or assets are bound, and an executed copy of all Necessary Consents.

3.11           Proper Authority and Applicable Laws.  All meetings of the directors of the Company necessary to conduct its business have been duly convened and held, and all requisite director approval has been obtained for all purported acts by the Company.  All assets of the Company are used and maintained in material conformity with all applicable domestic and foreign laws and public policies.  No aspect of the business of the Company as heretofore conducted or act or omission of the Company or its agents violates or has violated any applicable domestic law or public policy in any material respect.

3.12           Absence of Certain Changes.  The Company has not since April 30, 2009:

(a)             Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)             Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)             Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company's April 30, 2009 balance sheet or liabilities incurred since April 30, 2009, in the ordinary course of business and consistent with past practices;

(d)             Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)             Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the quarter ended April 30, 2009;

(f)             Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)            Made any capital expenditures or commitments in excess of $1,000 for additions to property, plant or equipment;

(h)            Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)              Made any material change in any method of accounting or accounting practice.

3.13           Litigation.  There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Sellers, threatened against the Company, and neither the Company nor the Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.14           Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company.

3.15           Disclosure.  The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of the Company.  No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.16           SEC Filings. The Company has filed on a timely basis all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC").

3.17           Legend.  The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or any other applicable federal or state securities acts; and are 'restricted securities' as defined by Rule 144 of the Act.  The shares may not be transferred, sold or otherwise disposed of unless:  (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer,"

3.18           Basis for Representations and Warranties.  Prior to executing this Agreement, Sellers have made such affirmative and thorough reviews, searches, inspections and inquiries relating to the Company, and have consulted such third parties, as a reasonable and prudent person might deem necessary or appropriate in order to gain knowledge concerning matters to which the representations and warranties relate.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

4.01           Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Buyer has all corporate power necessary to carry on its business as now being conducted.

4.02           Authorization.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof by Buyer will not, violate or conflict with any provision of by Buyer's Articles of Incorporation or Bylaws, or any provision of any contract, agreement, commitment or undertaking to which Buyer is bound.  At the Closing, Buyer shall deliver to Sellers a certified copy of the resolution of the Board of Directors of Buyer authorizing the consummation of the transaction contemplated by this Agreement.  Upon delivery to Sellers of such certified resolution, the consummation of the transaction contemplated by this Agreement will have been duly authorized by the Board of Directors of Buyer.

4.03           Investment Intent.  Buyer is purchasing the Shares for its own account for investment and not with a view to or for sale in connection with any distribution of common stock of the Company; and Purchaser will neither sell nor transfer any of the Shares in violation of any applicable law, rule or regulation, federal or state.  Buyer understands that any resale of the Shares must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

V.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01           Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing for one year, except that all representations and warranties relating to tax matters shall survive until the statute of limitations under Nevada law.  The above-referenced expiration periods shall not apply if either (i) written notice of a claim based on such representation or warranty setting forth the facts on which the claim is based shall have been delivered to Company prior to the expiration of such representation or warranty or (ii) such a claim is based upon willful or fraudulent misrepresentation or breach by a Seller.

5.02           Indemnification.  The Sellers, jointly and severally, agree to indemnify the Buyer and hold it harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Sellers.  Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Sellers.

VI.  MISCELLANEOUS.

6.01           Expenses.  All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

6.02           Further Assurances.  From time to time, at the Buyer's request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04           Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Washington, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in Spokane County, Washington.

6.07           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Sellers:	Ian Quinn and Kevin Liggins
60 Mt. Kidd Point SE
Calgary, AB T223C5
Canada

If to the Buyer:	IntelaSight, Inc.
Attn: David Ly, CEO
1201 S. Alma School Rd.
Suite 4450
Mesa, AZ 85210

6.08           Agent.  Sellers hereby authorize and direct Securities Transfer Corp to act as their agent in connection with the disbursement of the moneys set forth above and direct the Buyer to issue its check and deliver said funds to the Sellers' agent, Securities Transfer Corp.

6.09           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.11           Counterparts.      This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12           Tax Matters; Separate Counsel.  Sellers understand and acknowledge that the transactions contemplated by this Agreement may result in tax consequences and Buyer has urged Sellers to consult with their own legal counsel and financial advisors with regard to potential tax consequences of the transactions.  Each Seller particularly stipulates and agrees that he and his counsel and advisors have not received and are not relying on any representations or warranties from any person or entity retained or employed by Buyer in connection with such Seller's entry into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company, Sellers and the Buyer, on the date first above written.

BUYER:
IntelaSight, Inc.

By:	/s/ David Ly
David Ly, CEO

SELLERS:

/s/ Ian Quinn
Ian Quinn

/s/ Kevin Liggins
Kevin Liggins

COMPANY:
Iveda Corporation fka Charmed Homes Inc.

By:	/s/ Ian Quinn
Ian Quinn, CEO